EXHIBIT 3.1

                    CERTIFICATE OF INCORPORATION, AS AMENDED
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                                       OF
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                             Nexar Technologies,Inc.
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                  The  undersigned,   a  natural  person,  for  the  purpose  of
organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the Corporation (hereinafter called the "corporation") is

                            Nexar Technologies, Inc.

                  SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Lookerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is the Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 40,000,000, of which 30,000,000 shall be Common Stock, $0.01 par value per share, and 10,000,000 shall be Preferred Stock, $0.01 par value per share.

                  The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is authorized from time to time to establish and designate one or more series of Preferred Stock by fixing and determining the variations in the relative rights and preferences as between and among such series and any other classes of capital stock of the corporation and fixing or altering the number of shares comprising any such series and the designation thereof. The authority of the Board of Directors from time to time with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The designation of the series;

                  (b) The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

                  (c) The dividends, if any, for shares of the series and the rates, conditions, times, and relative preferences thereof;

                  (d) The redemption rights, if any, and price or prices for shares of the series;

                  (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (f) The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (g) Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                  (h) The voting rights, if any, of the holders of such series: and

                  (i) Such other designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.




                  FIFTH: The name and the mailing address of the incorporator are as follows:

       NAME                                    MAILING ADDRESS
       ----                                    ---------------

       N.S. Truax                              32 Lookerman Square, Suite L-100
                                               Dover, Delaware 19904

                  SIXTH:  The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the ByLaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.


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                  3. Whenever the corporation  shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General
         Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws. and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on March 7, 1995.


                                              N.S. Truax
                                              Incorporator
ds1/312270

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